Exhibit 10.3

Amendment to Terms & Conditions Regarding the Appointment of Mr. Vandoorn as Chief Technology Officer

            Amendment to Terms & Conditions Regarding the Appointment of Mr. Vandoorn as Chief Technology Officer (this "Amendment"), made as of March 4, 2014 by and between Vishay Capacitors Belgium N.V., a Belgian company ("Vishay Belgium"), and an indirect wholly-owned subsidiary of Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), and JOHAN VANDOORN ("Executive") (collectively the "Parties").

            WHEREAS, Executive is employed by Vishay Belgium and is a Party to the Terms & Conditions Regarding the Appointment of Mr. Vandoorn as Chief Technology Officer made between the Parties dated January 16, 2012 (the "Terms & Conditions");

            WHEREAS, Vishay Belgium and Executive may amend the Terms & Conditions by mutual agreement in writing; and

             WHEREAS, the Company and Executive desire to amend the Terms & Conditions as set forth in this Amendment.

            NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.            Section 7.4 of Clause 7 of the Terms & Conditions is hereby replaced with the following:

"Mr. Vandoorn is eligible for a yearly bonus.  Beginning with calendar year 2014, the maximum target bonus is 100% of the Fixed Fee. The bonus will be determined based on Vishay Intertechnology, Inc.'s (hereinafter referred to as "Vishay") adjusted net earnings, and Mr. Vandoorn's achievement of personal goals that will be communicated separately."

2.            The amendments to the Terms & Conditions made by paragraph 1 of this Amendment shall be effective as of March 4, 2014.

3.            Except as set forth in this Amendment, all other terms and conditions of the Terms & Conditions shall remain unchanged and in full force and effect.

4.            This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[signatures on next page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

VISHAY BELGIUM N.V.

By: /s/ Wilfried Renders
Name: Wilfried Renders
Title: Managing Director

Date: April 6, 2014

/s/ Johan Vandoorn
Johan Vandoorn

Date: April 6, 2014